SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 28, 2009
ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)
(704) 731-1500

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On October 28, 2009, the Board of Directors of EnPro Industries, Inc. adopted a resolution expanding the size of the Board of Directors from eight to nine and appointed Diane C. Creel as a director. Prior to her retirement in September 2008, Ms. Creel, age 60, served from May 2003 as Chairman, Chief Executive Officer and President of Ecovation, Inc., a wastewater management systems company that was acquired by Ecolab Inc. in February 2008. Prior to joining Ecovation, Ms. Creel served as Chief Executive Officer and President of Earth Tech, Inc., an international consulting engineering firm, from January 1993 to May 2003. Ms. Creel currently serves on the boards of directors of Allegheny Technologies Incorporated and Goodrich Corporation.
          The Board of Directors appointed Ms. Creel to the Audit and Risk Management Committee, the Compensation and Human Resources Committee, and the Nominating and Corporate Governance Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: October 29, 2009

ENPRO INDUSTRIES, INC.
By:	/s/ Richard L. Magee
Richard L. Magee
Senior Vice President, General Counsel and Secretary

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